Exhibit 99.1

TubeMogul Reports Financial Results for Third Quarter 2014 and Raises Full Year 2014 Guidance

Total Spend, Revenue and Gross Profit Increase more than 100% Year-Over-Year

EMERYVILLE, California – November 13, 2014 – TubeMogul, Inc. (NASDAQ: TUBE), a leading enterprise software company for digital branding, today reported financial results for its third quarter ended September 30, 2014.

Third Quarter 2014 Financial Highlights:

•	Total Spend[1] was $62.5 million, an increase of 144% compared to $25.7 million in the third quarter of 2013.
•	Revenue was $27.4 million, an increase of 112% compared to $13.0 million in the third quarter of 2013.
•	Gross profit was $19.2 million, an increase of 126% compared to $8.5 million in the third quarter of 2013.
•	Gross margin was 70%, compared to 65% in the third quarter of 2013.
•	Operating loss was $(0.5) million, compared to $(3.1) million for the third quarter of 2013.
•	Net loss was $(1.7) million, compared to $(3.0) million for the third quarter of 2013.
•	Adjusted EBITDA[1] was $0.5 million, compared to $(2.8) million for the third quarter of 2013.

1 Total Spend and Adjusted EBITDA are non-GAAP financial measures. Please see the discussion below under the heading “Use of Non-GAAP Measures” and the reconciliations at the end of this release.

“Our financial performance resulted from a combination of our strong product, disciplined execution and powerful underlying market trends. The shift of TV ad dollars into digital, the rapid adoption of software-based buying, and the desire by advertisers to gain more control and transparency over their ad spend by using self-serve platforms have all contributed to the growth of our business and we believe will create a market opportunity of considerable magnitude for the foreseeable future,” said Brett Wilson, CEO of TubeMogul.

Third Quarter 2014 Business Highlights:

•

Increased video advertising spend on self-serve campaigns through TubeMogul’s Platform Direct offering by 172% year-over-year to $47.2 million, representing 76% of Total Spend in the third quarter of 2014, compared to 68% in the third quarter of 2013.

•	Increased the number of Platform Direct clients at the end of the third quarter of 2014 to 308, up from 165 clients at the end of the third quarter of 2013.
•	Signed a wide breadth of new clients including:
o	Foxtel – the largest pay TV provider in Australia, who brought our platform in-house to drive their branding and customer acquisition efforts.
o	Quiznos – one of the largest quick service restaurants with over 2,100 franchises worldwide, who brought our platform in-house to drive their branding efforts.
o	Hello Products – a challenger oral care brand, who is using our software to compete with larger CPG companies by more efficiently reaching their target audience.
o	Kijiji – an eBay-owned Canadian ecommerce company, who is leveraging our software to apply their unique purchase intent data to media acquired through our platform.
o	MARC USA – a large U.S. independent advertising agency whose clients include True Value, RiteAid and H&R Block, who adopted our software in-house to execute video campaigns for their client base.
•	Increased contribution of mobile spend to 9% of total spend globally, almost double the contribution from mobile in Q2 2014.
•	Appointed Jes Santoro to SVP Enterprise Sales. Mr. Santoro has over 18 years of experience in both TV and digital advertising sales from Vindico, Comcast and BBDO.
•

Appointed Mauricio Leon to Commerical Director, Europe. Mr. Leon has 22 years of experience in media with a focus on developing TV and digital revenue opportunities from Publicis Groupe’s ZenithOptimedia, ITV, Mediacom, Starcom Mediavest Group and Leo Burnett.

Forward Outlook:

The Company is issuing fourth quarter 2014 guidance and raising its full year 2014 guidance as follows:

Fourth Quarter 2014

•	Total Spend in the range of $70 million to $72 million
•	Total revenue in the range of $30 million to $32 million
•	Total gross profit in the range of $20 million to $22 million
•	Adjusted EBITDA loss in the range of $(6) million to $(4) million

Fiscal Year 2014

•	Total Spend in the range of $242 million to $244 million
•	Total revenue in the range of $109 million to $111 million
•	Total gross profit in the range of $74 million to $76 million
•	Adjusted EBITDA loss in the range of $(3) million to $(1) million

Conference Call and Webcast Information

TubeMogul management will host a conference call and live webcast for analysts and investors today at 2 p.m. Pacific Time (5 p.m. Eastern Time) to discuss the Company's financial results. To listen to the live conference call, please dial (719) 325-2362 or toll free (888) 427-9411, access code 5162098, approximately 15 minutes prior to the start of the call. A live and archived webcast of the conference call will be accessible on the "Events & Presentations" section of the Company's website at http://investor.tubemogul.com. A telephonic replay of the conference call will be available two hours after the call, will run until November 23, 2014, and may be accessed by dialing (719) 457-0820 or (888) 203-1112 and entering the passcode 5162098.

TubeMogul has used, and intends to continue to use, its Investor Relations website (http://investor.tubemogul.com), as well as certain blogs http://www.tubemogul.com/company/media-center/blog/ and Twitter accounts @tubemogul and @bjwilson34, as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About TubeMogul

TubeMogul (NASDAQ: TUBE) is a leading enterprise software company for digital branding. By reducing complexity, improving transparency and leveraging real-time data, our platform enables advertisers to gain greater control of their digital video advertising spend and achieve their brand advertising objectives. TubeMogul was incorporated in 2007 and is based in Emeryville, California with operations in New York, London, Singapore, Tokyo, Sydney, Toronto and offices across the United States.

TubeMogul and the TubeMogul logo are trademarks or registered trademarks of TubeMogul, Inc. in the United States and other countries.

Forward-Looking Statements

This press release includes “forward-looking statements” regarding future events and our future financial performance, including, without limitation, statements regarding our business strategy, growth and market opportunity, and forecasted financial results and operating metrics including total spend, total revenue, total gross profit and Adjusted EBITDA.

These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the results anticipated by such statements , including, but not limited to our limited operating history, particularly as a new public company; risks associated with our growth; risks related to our future financial performance; our ability to maintain our rate of revenue growth; our ability to convince our clients to maintain or increase their advertising spend through our platform; the expansion of the digital video and video advertising markets, our ability to adapt to changing market conditions; the effects of increased competition in our markets and our ability to compete effectively; our ability to develop and introduce enhancements and new features and functionality of our platform that achieve market acceptance; fluctuations in our operating results; and general market, political, economic and business conditions. Additional factors that could cause actual results to differ materially from those anticipated by our forward-looking statements are described under “Risk Factors” in our prospectus filed with the Securities and Exchange Commission on July 18, 2014 and in subsequent Securities and Exchange Commission filings.  These forward-looking statements are made as of the date of this press release, and we expressly disclaim any obligation or undertaking to update the forward-looking statements contained herein to reflect events that occur or circumstances that exist after the date on which the statements were made.

TUBEMOGUL, INC.

Condensed Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2013	2014	2013	2014
Revenue:
Platform Direct	$4,649	$12,114	$10,937	$32,929
Platform Services	8,304	15,306	24,237	45,232
Total revenue	12,953	27,420	35,174	78,161
Cost of revenue	4,487	8,255	12,167	23,578
Gross profit	8,466	19,165	23,007	54,583
Operating expenses:
Research and development	3,204	5,287	8,354	14,035
Sales and marketing	5,231	8,783	14,648	24,997
General and administrative	3,097	5,583	6,924	14,725
Total operating expenses	11,532	19,653	29,926	53,757
(Loss) Income from operations	(3,066)	(488)	(6,919)	826
Other (expense) income, net:
Interest expense, net	(41)	(63)	(134)	(183)
Change in fair value of convertible preferred stock warrant liability	(36)	—	(55)	168
Foreign exchange gain (loss)	165	(1,102)	(346)	(1,010)
Other income (expense), net	88	(1,165)	(535)	(1,025)
Net loss before income taxes	(2,978)	(1,653)	(7,454)	(199)
Provision for income taxes	(34)	(64)	(68)	(201)
Net loss	$(3,012)	$(1,717)	$(7,522)	$(400)
Basic and diluted net loss per share attributable to common stockholders	$(0.46)	$(0.06)	$(1.14)	$(0.03)
Basic and diluted weighted-average shares used to compute net loss per share attributable to common stockholders	6,618,719	29,058,656	6,605,833	14,345,685

TUBEMOGUL, INC.

Condensed Consolidated Balance Sheets

(In thousands, except share and per share data)

(Unaudited)

	December 31,	September 30,
	2013	2014
Assets
Current assets:
Cash and cash equivalents	$19,475	$48,199
Accounts receivable, net of allowance for doubtful accounts	46,920	65,965
Prepaid expenses and other current assets	1,420	2,733
Total current assets	67,815	116,897
Deferred tax assets	468	368
Property, equipment and software, net	1,467	3,917
Restricted cash	334	742
Other assets	531	456
Total assets	$70,615	$122,380
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,032	$19,390
Accrued liabilities	34,414	25,838
Convertible note	419	401
Current portion of note payable, net of discount	1,416	1,470
Convertible preferred stock warrant liability	684	—
Deferred revenue	467	1,313
Deferred tax liabilities	468	368
Total current liabilities	41,900	48,780
Deferred rent	97	537
Note payable, net of current portion and discount	1,363	252
Total liabilities	43,360	49,569
Stockholders’ equity:
Convertible preferred stock:
Series A; $0.001 par value; 4,177,390 and 0 shares authorized as of December 31,2013 and September 30, 2014; 2,088,704 and 0 shares issued and outstanding as of December 31, 2013 and September 30, 2014, respectively	2	—
Series A-1; $0.001 par value; 7,847,028 and 0 shares authorized as of December 31, 2013 and September 30, 2014; 3,846,357 and 0 shares issued and outstanding as of December 31, 2013 and September 30, 2014, respectively	4	—
Series B; $0.001 par value; 10,298,658 and 0 shares authorized as of December 31, 2013 and September 30, 2014; 5,149,330 and 0 shares issued and outstanding as of December 31, 2013 and September 30, 2014, respectively	5	—
Series C; $0.001 par value; 8,851,871 and 0 shares authorized as of December 31, 2013 and September 30, 2014; 4,425,939 and 0 shares issued and outstanding as of December 31, 2013 and September 30, 2014, respectively	5	—
Preferred stock; $0.001 par value; 0 and 10,000,000 shares authorized as of December 31, 2013 and September 30, 2014, respectively; 0 shares issued and outstanding as of December 31, 2013 and September 30, 2014	—	—
Common stock; $0.001 par value; 62,000,000 and 200,000,000 shares authorized as of December 31, 2013 and September 30, 2014, respectively; 6,674,757 and 29,790,224 shares issued and outstanding as of December 31, 2013 and September 30, 2014, respectively	7	30
Additional paid-in capital	46,116	92,178
Accumulated deficit	(18,841)	(19,241)
Accumulated other comprehensive loss	(43)	(156)
Total stockholders’ equity	27,255	72,811
Total liabilities and stockholders’ equity	$70,615	$122,380

TUBEMOGUL, INC.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Nine Months
	Ended
	September 30,
	2013	2014
Cash flows from operating activities:
Net loss	$(7,522)	$(400)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	198	549
Loss (gain) on change in value of convertible preferred stock warrant liability	55	(168)
Provision for doubtful accounts	387	526
Provision for credit memos	—	1,173
Stock-based compensation expense	444	1,836
Changes in operating assets and liabilities:
Accounts receivable	(6,282)	(20,745)
Prepaid expenses and other current assets	(1,949)	(1,313)
Payments of costs related to initial public offering	—	(3,349)
Other assets	198	75
Accounts payable	347	15,179
Accrued liabilities	6,798	(8,576)
Deferred rent	(5)	440
Deferred revenue	(166)	846
Deferred tax assets	—	100
Deferred tax liabilities	—	(100)
Net cash used in operating activities	(7,497)	(13,927)
Cash flows from investing activities:
Restricted cash	(334)	(408)
Purchases of property, equipment and software	(1,063)	(2,819)
Net cash used in investing activities	(1,397)	(3,227)
Cash flows from financing activities:
Proceeds from issuance of common stock in initial public offering, net of underwriting discounts and commission	—	46,791
Proceeds from issuance of Series C preferred stock, net of issuance cost	10,913	—
Repayments on notes payable	(1,007)	(1,057)
Proceeds from line of credit	—	11,800
Repayment of line of credit	—	(11,800)
Proceeds from issuance of convertible note	218	—
Proceeds from options exercised	4	275
Net cash provided by financing activities	10,128	46,009
Effect of exchange rate changes on cash and cash equivalents	(41)	(131)
Net increase in cash and cash equivalents	1,193	28,724
Cash and cash equivalents, beginning of period	19,670	19,475
Cash and cash equivalents, end of period	$20,863	$48,199
Supplemental disclosures:
Cash paid for interest	$134	$71
Conversion of preferred stock to common stock	—	16
Conversion of preferred stock warrants to common stock warrants	—	516
Cashless exercise of stock warrants to common stock	—	82
Equipment purchased and unpaid at period-end	—	179

TUBEMOGUL, INC.

Key Operating and Financial Performance Metrics

(in thousands, except percentages and clients)

(Unaudited)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2013	2014	2013	2014
Key Metrics
Platform Direct Spend	$17,362	$47,239	$42,919	$126,461
Platform Services Spend	8,304	15,306	24,237	45,232
Total Spend	$25,666	$62,545	$67,156	$171,693
Platform Direct revenue	$4,649	$12,114	$10,937	$32,929
Platform Services revenue	8,304	15,306	24,237	45,232
Total revenue	$12,953	$27,420	$35,174	$78,161
Gross profit	$8,466	$19,165	$23,007	$54,583
Gross margin	65%	70%	65%	70%
Adjusted EBITDA	$(2,782)	$472	$(6,324)	$3,034
Number of Platform Direct Clients	165	308	165	308

Use of Non-GAAP Measures

This press release includes information relating to Total Spend, platform direct spend, and Adjusted EBITDA, which are financial measures that have not been prepared in accordance with generally accepted accounting principles in the United States ("GAAP"). These non-GAAP financial measures are not measurements of financial performance under GAAP, and should not be considered as alternatives to GAAP measures or as indications of operating performance or any other measure of performance derived in accordance with GAAP.  We do not consider these non-GAAP financial measures to be a substitute for, or superior to, the information provided by GAAP financial measures. These non-GAAP financial measures have been included in this press release because they are measures used by our management and board of directors to understand our business, make operating decisions and understanding and evaluating our operating results.

For purposes of calculating Total Spend and Platform Direct Spend, we define spend as the aggregate gross dollar volume that our customers spend through our platform, which includes cost of media purchases and our fees. Platform Direct Spend does not represent revenue earned by us and is a non-GAAP financial measure defined by us as the spend through our Platform Direct offering. Platform Services Spend equals our Platform Services revenue. Total Spend does not represent revenue earned by us and is a non-GAAP financial measure defined by us as the sum of Platform Direct Spend and Platform Services Spend. We believe Platform Direct Spend and Total Spend are meaningful measures of our operating performance because our ability to generate increases in Total Spend is strongly correlated to our ability to generate increases in Platform Direct revenue and revenue, respectively. Platform Direct Spend and Total Spend are used by our management and board of directors to understand our business and make operating decisions. A limitation of each of Total Spend and Platform Direct Spend is that each is a measure that we have defined for internal purposes that may be unique to us, and therefore may not enhance the comparability of our results to other companies in our industry that have similar business arrangements but present the impact of media costs differently. Because of these limitations you should consider Platform Direct Spend and Total Spend along with the corresponding GAAP-based measures.

Adjusted EBITDA is a non-GAAP financial measure defined by us as net income/loss before interest expense, net, provision for income tax, depreciation and amortization expense excluding amortization of internal use software development costs, stock-based compensation expense, foreign exchange gains and losses and change in fair value of convertible preferred stock warrant liability. We have presented Adjusted EBITDA in this press release because it is a key measure used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short and long-term operational plans. In particular, we believe that the exclusion of the amounts eliminated in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors. In September 2014, we revised our definition of Adjusted EBITDA to exclude foreign exchange gains and losses, which we believe improved the usefulness of Adjusted EBITDA as a measure to understand and evaluate our core operating performance and trends.

Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under GAAP. Some of these limitations are as follows:

•

although depreciation and amortization expense (excluding amortization of internal use software development costs) are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

•

Adjusted EBITDA does not reflect: (1) changes in, or cash requirements for, our working capital needs; (2) the potentially dilutive impact of stock-based compensation; (3) impact of foreign exchange gains and losses, both realized and unrealized; or (4) tax payments that may represent a reduction in cash available to us; and

•	other companies, including companies in our industry, may calculate Adjusted EBITDA or similarly titled measures differently, which reduces its usefulness as a comparative measure.

Because of these and other limitations, you should consider Adjusted EBITDA along with other GAAP-based financial performance measures, including various cash flow metrics, loss, and our GAAP financial results.

For a reconciliation of non-GAAP financial measures to the nearest comparable GAAP financial measures for each of the periods indicated, see "Reconciliation of Total Spend and Platform Direct Spend," and "Reconciliation of Adjusted EBITDA" included in this press release.

TUBEMOGUL, INC.

Reconciliation of Total Spend and Platform Direct Spend

(in thousands)

(Unaudited)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2013	2014	2013	2014
Platform Direct Revenue	$4,649	$12,114	$10,937	$32,929
Plus: Non-GAAP Platform Direct Media Cost	12,713	35,125	31,982	93,532
Platform Direct Spend	$17,362	$47,239	$42,919	$126,461
Platform Services Spend	$8,304	$15,306	$24,237	$45,232
Total Spend	$25,666	$62,545	$67,156	$171,693

TUBEMOGUL, INC.

Reconciliation of Adjusted EBITDA

(in thousands)

(Unaudited)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2013	2014	2013	2014
Net loss	$(3,012)	$(1,717)	$(7,522)	$(400)
Interest expense, net	41	63	134	183
Provision for income taxes	34	64	68	201
Depreciation and amortization expense, excluding amortization of internal use software development costs	71	172	151	372
Stock-based compensation expense	213	788	444	1,836
Foreign exchange (gain) loss	(165)	1,102	346	1,010
Change in fair value of convertible preferred stock warrant liability	36	—	55	(168)
Adjusted EBITDA	$(2,782)	$472	$(6,324)	$3,034

Investor Relations Contact:

Alex Wellins, The Blueshirt Group

(415) 217-5861

investor@tubemogul.com